Exhibit 99.1

MiX Telematics Reports First Quarter Fiscal Year 2023 U.S. GAAP Financial Results

First Quarter Highlights:
•Total revenues of $35.1 million
•Subscription revenues of $31.0 million
•Annual recurring revenue (“ARR”) of $123.2 million up 0.9% sequentially, on a constant currency basis
•Net subscriber additions of 23,200, bringing the total base to over 838,300 subscribers
•Net income of $0.7 million
•Adjusted EBITDA of $6.0 million, at a 17.1% margin
•Cash and cash equivalents of $24.6 million at quarter end

Midrand, South Africa and Boca Raton, July 28, 2022 - MiX Telematics Limited (“MiX Telematics”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the first quarter of fiscal year 2023, which ended June 30, 2022.

“MiX’s first quarter performance was highlighted by a record-high subscriber count driven by our third consecutive quarter of at least 20,000 net subscriber additions. Our solid performance in the context of an increasingly uncertain macro environment is a credit to our focus on customer success and the ROI that they derive from our solutions,” said Stefan Joselowitz, Chief Executive Officer of MiX Telematics.

Joselowitz continued, “We are pleased with the ongoing customer engagement and underlying demand in the telematics markets for broad-based adoption of cloud-based solutions. We believe MiX is well positioned to deliver on our long-term financial targets as conditions normalize.”

Financial Results for the Three Months Ended June 30, 2022

Subscription Revenues: Subscription revenues were $31.0 million, compared to $31.1 million for the first quarter of fiscal year 2022. Subscription revenues increased by 6.3% on a constant currency basis, year over year. During the first quarter of fiscal year 2023, the Company’s subscriber base grew by a net 23,200 subscribers. Subscription revenues represented 88.3% of total revenues during the first quarter of fiscal year 2023.

The majority of our revenues and subscription revenues are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand) following continued currency volatility, has negatively impacted our revenue and subscription revenues reported in U.S. Dollars. Compared to the first quarter of fiscal year 2022, the South African Rand weakened by 10% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R15.55 in the first quarter of fiscal year 2023 compared to an average of R14.14 during the first quarter of fiscal year 2022. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the first quarter of fiscal year 2023 led to a 6.7% decrease in reported U.S. Dollar subscription revenues.

Total Revenues: Total revenues were $35.1 million, compared to $34.9 million for the first quarter of fiscal year 2022. Total revenues increased by 7.3% on a constant currency basis, year over year. Hardware and other revenues were $4.1 million, an increase of 7.6%, compared to $3.8 million for the first quarter of fiscal year 2022.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the first quarter of fiscal year 2023 led to a 6.8% decrease in reported U.S. Dollar revenues.

Gross Margin: Gross profit was $21.7 million, compared to $22.9 million for the first quarter of fiscal year 2022. Gross profit margin was 62.0%, compared to 65.5% for the first quarter of fiscal year 2022. The subscription revenue margin during the first quarter of fiscal year 2023 was 67.5%.

Income From Operations: Income from operations was $2.4 million, compared to $4.3 million for the first quarter of fiscal year 2022. Operating income margin was 6.9%, compared to 12.4% for the first quarter of fiscal year 2022. Operating expenses of $19.3 million increased by $0.8 million, or 4.3%, compared to the first quarter of fiscal year 2022. The increase in operating expenses was due to an increase in sales and marketing investments.

Net Income and Earnings Per Share: Net income was $0.7 million, compared to net income of $3.5 million in the first quarter of fiscal year 2022. During the first quarter of fiscal year 2023, net income included a net foreign exchange gain of $0.8 million before tax, as well as a $1.8 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company. During the first quarter of fiscal year 2022, net income included a net foreign exchange loss of $0.1 million before tax and a $0.8 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments.

Earnings per diluted ordinary share was 0.1 U.S. cents, compared to 0.6 U.S. cents in the first quarter of fiscal year 2022. For the first quarter of fiscal year 2023, the calculation was based on diluted weighted average ordinary shares in issue of 556.7 million compared to 565.0 million diluted weighted average ordinary shares in issue during the first quarter of fiscal year 2022. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS were 3 U.S. cents compared to 16 U.S. cents in the first quarter of fiscal year 2022.

The Company’s effective tax rate was 82.2%, compared to 14.4% in the first quarter of fiscal year 2022. Ignoring the impact of net foreign exchange losses and gains net of tax, the tax rate used in determining adjusted net income below was 37.0% compared to 31.8% in the first quarter of fiscal year 2022.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $6.0 million, compared to $8.3 million for the first quarter of fiscal year 2022. Adjusted EBITDA margin, a non-GAAP measure, for the first quarter of fiscal year 2023 was 17.1%, compared to 23.8% for the first quarter of fiscal year 2022.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted net income was $1.9 million, compared to $2.9 million for the first quarter of fiscal year 2022. Adjusted net income per diluted ordinary share was 0.3 U.S. cents, compared to 0.5 U.S. cents in the first quarter of fiscal year 2022. At a ratio of 25 ordinary shares to one ADS, the adjusted net income per diluted ADS was 8 U.S. cents compared to 13 U.S. cents in the first quarter of fiscal year 2022.

Cash and Cash Equivalents and Cash Flow: At June 30, 2022, the Company had $24.6 million of cash and cash equivalents, compared to $33.7 million at March 31, 2022.

Net cash used in operating activities for the first quarter of fiscal year 2023 was $0.7 million compared to $4.7 million net cash provided by operating activities for the first quarter of fiscal year 2022. The Company invested $6.7 million in capital expenditures (including investments in in-vehicle devices of $4.9 million), leading to negative free cash flow, a non-GAAP measure, of $7.4 million in the quarter. The Company generated free cash flow of $0.4 million for the first quarter of fiscal year 2022 when the Company invested $4.4 million in capital expenditures (including investments in in-vehicle devices of $2.9 million).

Net cash used in financing activities amounted to $0.4 million for the first quarter of fiscal year 2023, compared to $0.3 million used during the first quarter of fiscal year 2022. The cash used in financing activities during the first quarter of fiscal year 2023 mainly consisted of dividends paid of $1.4 million, offset by short-term debt facilities utilized of $1.0 million. The cash used in financing activities during the first quarter of fiscal year 2022 mainly consisted of dividends paid of $1.5 million, offset by short-term debt facilities utilized of $1.3 million.

During the quarter, the South African Rand weakened against the U.S. Dollar from R14.49 at March 31, 2022 to R16.15 at June 30, 2022 and as a result, cash decreased by $1.4 million due to foreign exchange losses.

Quarterly Dividend
The most recent dividend payment of 4 South African cents (0.3 U.S. cents) per ordinary share and 1 South African Rand (6 U.S. cents) per ADS was paid on June 30, 2022 to ADS holders on record on June 17, 2022. A dividend of 4 South African cents per ordinary share and 1 South African Rand per ADS will be paid on September 1, 2022 to ADS holders on record as of the close of business on August 19, 2022.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, August 18, 2022
Record date                        Friday, August 19, 2022
Approximate date of currency conversion            Monday, August 22, 2022
Approximate dividend payment date            Thursday, September 1, 2022

Share Repurchases
No shares were repurchased during the three months ended June 30, 2022.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 2:00 p.m. (South African Time) on Thursday, July 28, 2022 to discuss the Company’s financial results and current business outlook.
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial 1-855-327-6837 (within the United States) or 0-800-981-705 (within South Africa) or 1-631-891-4304 (outside of the United States). The conference ID is 10019791.
•A replay of this conference call will be available for a limited time at 1-844-512-2921 (within the United States) or 1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 10019791.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over 838,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•the economic impact of COVID-19 or any other pandemic on our business, results of operations and financial conditions as well as the impact on our customer’s ability to meet their financial obligations, are dependent on future developments and local and foreign government regulations implemented to combat a pandemic, which are highly uncertain and difficult to predict;
•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry and the use of artificial intelligence;
•competition from industry consolidation and new entrants into the industry;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•our ability to integrate any businesses we acquire;
•the introduction of new solutions and international expansion;
•the impact of the global component shortage and supply chain disruptions;

•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•our ability to navigate and adapt in adverse global economic and market conditions;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to ensure compliance with export laws, customs and import regulations, economic sanctions and Export Administration Regulations;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other risks set forth in our filings with the U.S. Securities Exchange Commission.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures and Key Business Metrics”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Contact
Brian Denyeau
ICR for MiX Telematics
ir@mixtelematics.com
+1-855-564-9835

July 28, 2022

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$33,738	$24,639
Restricted cash	981	987
Accounts receivables, net	25,092	25,035
Inventory, net	3,356	4,345
Prepaid expenses and other current assets	11,463	12,780
Total current assets	74,630	67,786
Property, plant and equipment, net	32,274	32,922
Goodwill	44,434	40,556
Intangible assets, net	20,460	18,757
Deferred tax assets	3,768	2,854
Other assets	4,988	5,366
Total assets	$180,554	$168,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$5,597	$6,228
Accounts payables	8,052	6,853
Accrued expenses and other liabilities	19,610	19,338
Deferred revenue	6,692	5,755
Income taxes payable	590	619
Total current liabilities	40,541	38,793
Deferred tax liabilities	8,972	10,050
Long-term accrued expenses and other liabilities	4,344	3,665
Total liabilities	53,857	52,508

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 605.2 million and 606.2 million no-par value shares issued and outstanding as of March 31, 2022 and June 30, 2022, respectively	64,390	64,390
Less treasury stock at cost: 53.8 million shares as of March 31, 2022 and June 30, 2022	(17,315)	(17,315)
Retained earnings	79,709	78,969
Accumulated other comprehensive income	3,909	(6,123)
Additional paid-in capital	(4,001)	(4,193)
Total MiX Telematics Limited stockholders’ equity	126,692	115,728
Non-controlling interest	5	5
Total stockholders’ equity	126,697	115,733

Total liabilities and stockholders’ equity	$180,554	$168,241

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2021	2022
Revenue
Subscription	$31,090	$30,963
Hardware and other	3,808	4,096
Total revenue	34,898	35,059
Cost of revenue
Subscription	9,127	10,053
Hardware and other	2,916	3,273
Total cost of revenue	12,043	13,326
Gross profit	22,855	21,733
Operating expenses
Sales and marketing	3,512	4,332
Administration and other	15,007	14,975
Total operating expenses	18,519	19,307
Income from operations	4,336	2,426
Other (expense)/income	(135)	899
Net interest (expense)/income	(78)	487
Income before income tax expense	4,123	3,812
Income tax expense	592	3,134
Net income	3,531	678
Less: Net income attributable to non-controlling interest	—	—
Net income attributable to MiX Telematics Limited	$3,531	$678

Net income per ordinary share:
Basic	$0.01	$0.001
Diluted	$0.01	$0.001

Net income per American Depositary Share:
Basic	$0.16	$0.03
Diluted	$0.16	$0.03

Ordinary shares:
Weighted average	551,860	551,367
Diluted weighted average	565,020	556,665

American Depositary Shares:
Weighted average	22,074	22,055
Diluted weighted average	22,601	22,267

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2021	2022
Cash flows from operating activities:
Cash generated from/(used in) operations	$5,419	$(1,278)
Interest received	123	336
Interest paid	(81)	(165)
Income tax (paid)/received	(735)	422
Net cash provided by/(used in) operating activities	4,726	(685)

Cash flows from investing activities:
Acquisition of property, plant and equipment – in-vehicle devices	(2,946)	(4,887)
Acquisition of property, plant and equipment – other	(64)	(305)
Proceeds from the sale of property, plant and equipment	12	33
Acquisition of intangible assets	(1,342)	(1,492)
Net cash used in investing activities	(4,340)	(6,651)

Cash flows from financing activities:
Cash paid on dividends to MiX Telematics Limited stockholders	(1,549)	(1,416)
Movement in short-term debt	1,290	1,044
Net cash used in financing activities	(259)	(372)

Net increase/(decrease) in cash and cash equivalents, and restricted cash	127	(7,708)
Cash and cash equivalents, and restricted cash at beginning of the period	46,343	34,719
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	711	(1,385)
Cash and cash equivalents, and restricted cash at end of the period	$47,181	$25,626

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses income before income tax expense excluding net interest income/expense, net foreign exchange gains/losses, net loss/profit on sale of property, plant and equipment, depreciation, amortization, operating lease costs, stock-based compensation costs/reversal, restructuring costs, gains or losses on the disposal or impairments of long-lived assets and corporate and consolidation entries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended June 30, 2021
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,711	$1,215	$19,926	$8,904
Europe	3,373	1,261	4,634	1,751
Americas	3,623	195	3,818	539
Middle East and Australasia	4,349	1,105	5,454	2,543
Brazil	1,020	32	1,052	317
Total Regional Sales Offices	31,076	3,808	34,884	14,054
Central Services Organization	14	—	14	(2,587)
Total Segment Results	$31,090	$3,808	$34,898	$11,467

	Three Months Ended June 30, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$19,061	$1,672	$20,733	$7,937
Europe	3,145	489	3,634	1,236
Americas	3,412	690	4,102	173
Middle East and Australasia	4,099	885	4,984	1,838
Brazil	1,235	360	1,595	435
Total Regional Sales Offices	30,952	4,096	35,048	11,619
Central Services Organization	11	—	11	(2,767)
Total Segment Results	$30,963	$4,096	$35,059	$8,852

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before income tax expense for the periods shown:

	Three Months Ended June 30,
	2021	2022
Segment Adjusted EBITDA	$11,467	$8,852
Corporate and consolidation entries	(2,376)	(2,174)
Operating lease costs (1)	(407)	(334)
Product development costs (2)	(363)	(343)
Depreciation and amortization	(3,679)	(3,746)
Stock-based compensation (costs)/reversal	(364)	192
Restructuring costs	(1)	—
Net profit on sale of property, plant and equipment	—	33
Net foreign exchange (losses)/gains	(76)	845
Net interest (expense)/income	(78)	487
Income before income tax expense	$4,123	$3,812

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before income tax expense, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to income before income tax expense, product development costs capitalized for segment reporting purposes need to be deducted.

Annexure A: Non-GAAP Financial Measures and Key Business Metrics

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

In addition to providing the non-GAAP financial measures mentioned above, we disclose Annual Recurring Revenue (“ARR”) to give investors supplementary indicators of the value of our current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue for subscription contracts that have commenced revenue recognition as of the measurement date.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are two of the profit measures reviewed by the CODM. We define adjusted EBITDA as income before income taxes, net interest income/expense, net foreign exchange gains/losses, depreciation of property, plant and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs/reversal, restructuring costs and profits/losses on the disposal or impairments of assets or subsidiaries. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

We have included adjusted EBITDA and adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended June 30,
	2021	2022
Net income	$3,531	$678
Plus: Income tax expense	592	3,134
Plus/(less): Net interest expense/(income)	78	(487)
Plus/(less): Foreign exchange losses/(gains)	76	(845)
Plus: Depreciation (1)	2,694	2,626
Plus: Amortization (2)	985	1,120
Plus/(less): Stock-based compensation costs/(reversal)	364	(192)
Less: Net profit on sale of property, plant and equipment	—	(33)
Plus: Restructuring costs	1	—
Adjusted EBITDA	$8,321	$6,001
Adjusted EBITDA margin	23.8%	17.1%

1.Includes depreciation of owned equipment (including in-vehicle devices).
2.Includes amortization of intangible assets (including intangible assets identified as part of a business combination).

Our use of adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, adjusted EBITDA and adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Adjusted Net Income and Adjusted Net Income Per Share
Adjusted net income is defined as net income excluding net foreign exchange gains/losses net of tax. Adjusted net income per share is defined as adjusted net income divided by the weighted average number of ordinary shares in issue during the period.
We have included adjusted net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses net of tax and associated tax consequences from earnings. Accordingly, we believe that adjusted net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (in thousands, except per share data, and unaudited) reconcile net income to adjusted net income and diluted net income per ordinary share or ADS to adjusted net income per ordinary share or ADS for the periods shown:

	Three Months Ended June 30,
	2021	2022
Net income	$3,531	$678
Net foreign exchange losses/(gains)	76	(845)
Income tax effect of net foreign exchange (losses)/gains	(742)	2,036
Adjusted net income	$2,865	$1,869

Net income per ordinary share – diluted	$0.006	$0.001
Effect of net foreign exchange losses/(gains) to net income	#	(0.002)
Income tax effect of net foreign exchange (losses)/gains	(0.001)	0.004
Adjusted net income per ordinary share – diluted	$0.005	$0.003

Net income per ADS – diluted	$0.16	$0.03
Effect of net foreign exchange losses/(gains) to net income	*	(0.04)
Income tax effect of net foreign exchange (losses)/gains	(0.03)	0.09
Adjusted net income per ADS – diluted	$0.13	$0.08

# Amount less than $0.001
* Amount less than $0.01

Free Cash Flow
Free cash flow is determined as net cash provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles Net Cash Provided by Operating Activities to Free Cash Flow for the periods shown:

	Three Months Ended June 30,
	2021	2022
Net cash provided by/(used in) operating activities	$4,726	$(685)
Less: Capital expenditure payments	(4,352)	(6,684)
Free cash flow	$374	$(7,369)

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.
Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.
The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended June 30,		Year Over Year Change
	2021	2022
Subscription revenue as reported	$31,090	$30,963	(0.4)%
Conversion impact of U.S. Dollar/other currencies	—	2,086	6.7%
Subscription revenue on a constant currency basis	$31,090	$33,049	6.3%

Total Revenue:
	Three Months Ended June 30,		Year Over Year Change
	2021	2022
Total revenue as reported	$34,898	$35,059	0.5%
Conversion impact of U.S. Dollar/other currencies	—	2,387	6.8%
Total revenue on a constant currency basis	$34,898	$37,446	7.3%

Key Business Metrics

Annual Recurring Revenue

We believe that ARR is a key indicator of the trajectory of our business performance and serves as an indicator of future subscription revenue growth. We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date. ARR is calculated by taking the subscription revenue for the last month of the period, multiplied by 12. It provides a 12 month forward view of revenue, assuming unit numbers, pricing and foreign exchange rates (the average monthly exchange rates applicable to the last month of the period) remain unchanged during the year. Constant currency ARR growth has been determined by adjusting the prior financial reporting period results to the last month of the current period average exchange rates, determined as the average monthly exchange rates applicable to the last month of the period.

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and is not intended to be combined with or to replace it. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended or renewed.

The following table (in thousands and unaudited) provides the constant currency ARR:

	Three Months Ended June 30,
	2021	2022
Annual Recurring Revenue	$114,933	$123,210